UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 24, 2011

FUNCTION (X) INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

159 East 70th Street, New York, New York (Address of principal executive offices)	10021 (Zip Code)

(212) 796-8174
(Registrant’s Telephone Number, including Area Code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On February 24, 2011, the Board of Directors of Function (X) Inc. (the “Company”) approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the year ending June 30, 2011.  BDO’s engagement as the Company’s independent registered public accounting firm commenced on February 24, 2011.

On February 25, 2011, the Board of Directors dismissed Radin, Glass & Co., LLP (“RGC”) as the Company’s independent registered public accounting firm.

During the years ended December 31, 2009 and December 31, 2010, and through February 24, 2011, neither the Company nor anyone on its behalf has consulted with BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The reports of RGC on the Company’s financial statements for the years ended December 31, 2009 and December 31, 2010 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2009 and December 31, 2010 and through February 25, 2011, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with RGC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RGC, would have caused RGC to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such years.

During the years ended December 31, 2009 and December 31, 2010 and through February 25, 2011, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided RGC with a copy of the above disclosures and has requested that RGC furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of RGC’s letter dated March 2, 2011 is attached as Exhibit 16.1.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2011, the Board of Directors of the Company authorized the following committee structure:

Audit Committee:  Joseph F. Rascoff (Chair), Peter Horan and John D. Miller.

Compensation Committee:  John D. Miller (Chair) and Peter Horan.

Nominating and Corporate Governance Committee:  John D. Miller (Chair) and Harriet Seitler.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2011, the Board of Directors of the Company approved a change to the Company’s fiscal year end from December 31 to June 30.

Item 8.01.  Other Events.

On February 24, 2011, in connection with the establishment of the board committees, the Board of Directors of the Company adopted and approved the Audit Committee Charter, the Compensation Committee Charter and the Nominating/Corporate Governance Committee Charter.  These charters are attached as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter dated March 2, 2011 from Radin, Glass & Co., LLP to the Securities and Exchange Commission.

99.1	Function (X) Inc. Audit Committee Charter.

99.2	Function (X) Inc. Compensation Committee Charter.

99.3	Function (X) Inc. Nominating/Corporate Governance Committee Charter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION (X) INC.

Date: March 2, 2011	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President